UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): February 13, 2007
Champion Enterprises, Inc.
(Exact Name of Registrant as Specified in Its Charter)
Michigan
(State or Other Jurisdiction of Incorporation)

1-9751 (Commission File Number)	38-2743168 (IRS Employer Identification No.)
2701 Cambridge Court, Suite 300, Auburn Hills, Michigan 48326
(Address of Principal Executive Offices) (Zip Code)
(248) 340-9090
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of certain Officers; Compensatory Arrangements of Certain Officers.
SIGNATURES

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of certain Officers; Compensatory Arrangements of Certain Officers.
(a)      On February 13, 2007, the Board of Directors (the "Board") of Champion Enterprises, Inc. (the “Company”) approved the recommendation of the Compensation and Human Resources Committee (the “Committee”) for the 2007 base salaries set forth below, effective January 1, 2007, to the individuals who have been included as the “named executive officers” in the Company’s proxy statement for the 2006 annual meeting of shareholders. Included among the named executive officers set forth below are the Company’s principal executive officer and principal financial officer.

Name	Title	2007 Base Salary
William C. Griffiths	Chairman, President and Chief Executive Officer	$765,000

Phyllis A. Knight	Executive Vice President, Chief Financial Officer and Treasurer	$379,000

John J. Collins	Senior Vice President, General Counsel and Secretary	$325,000

Bobby J. Williams	Vice President, Operations	$284,000

Jeffery L. Nugent	Vice President, Human Resources	$216,000
     (b)      On February 13, the Board also approved the recommendation of the Committee for the 2007 annual incentive program for executive officers of the Company, effective January 1, 2007, under the Company’s 2005 Equity Compensation and Incentive Plan (the “2005 Incentive Plan”). Under this program, each executive officer is assigned a target bonus amount that is a certain percentage of his or her annual base salary ranging from 50% up to 100% for the President of the Company. The tentative bonus payable will be a percentage of the executive officer’s target bonus amount based upon the extent to which the 2007 pre-tax cash earnings of the Company exceed a minimum pre-tax cash earnings threshold. In no event, however, may the bonus actually paid exceed 200% of the employee’s target bonus amount.
     (c)     On February 13, the Board also granted 2007 performance share awards under the 2005 Incentive Plan to executive officers and other employees of the Company, as recommended by the Committee. The Board also approved performance goals for the 2007 performance share awards. The 2007 performance share awards vest fully to the extent that the specified performance goals are met over the three-year period 2007-2009 and the employee remains employed with the Company until the 2009 results are publicly released in 2010. The performance goals for the 2007 performance awards are based upon a cumulative pre-tax cash earnings target for the three-year period 2007-2009. Performance shares may be earned annually based upon the portion of the cumulative pre-tax cash earnings target reached, but do not vest until 2009 results are publicly released in 2010.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CHAMPION ENTERPRISES, INC.
By:	/s/ John J. Collins, Jr.
John J. Collins, Jr., Senior Vice
President, General Counsel and Secretary

Date: February 15, 2007